Exhibit 99.1
For Immediate Release

Hudson Global Reports 2023 Second Quarter Results

OLD GREENWICH, CT - August 10, 2023 - Hudson Global, Inc. (Nasdaq: HSON) ("Hudson Global" or "the Company"), a leading global total talent solutions company, announced today financial results for the second quarter ended June 30, 2023.

2023 Second Quarter Summary

•Revenue of $44.9 million decreased 20.8% from the second quarter of 2022 and 17.7% in constant currency.
•Adjusted net revenue of $22.6 million decreased 17.2% from the second quarter of 2022 and 15.4% in constant currency.
•Net income was $0.6 million, or $0.18 per diluted share, compared to net income of $3.1 million, or $0.98 per diluted share, for the second quarter of 2022. Adjusted net income per diluted share (non-GAAP measure)* was $0.36 compared to adjusted net income per diluted share of $1.25 in the second quarter of 2022.
•Adjusted EBITDA (non-GAAP measure)* was $2.6 million, a decrease versus adjusted EBITDA of $5.7 million in the second quarter of 2022.
•In the second quarter of 2023, the Company repurchased $0.6 million of stock and has now completed its $10 million common stock repurchase program.
•The Company's Board of Directors authorized a new $5 million common stock repurchase program effective August 8, 2023.
•Total cash including restricted cash was $23.0 million at June 30, 2023.

“In the second quarter of 2023, lower hiring activity, particularly in the technology sector, led to declines in revenue, adjusted net revenue, and adjusted EBITDA versus the prior year quarter," said Jeff Eberwein, Chief Executive Officer of Hudson Global. "Activity in other sectors remained in line with expectations, and we continued to win new business in the second quarter of 2023. Although the timing of a recovery in the technology sector is difficult to predict, we are confident in our ability to manage the business in this environment and remain well positioned to respond to the needs of our clients going forward.”

* The Company provides non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Constant currency, adjusted EBITDA, EBITDA, adjusted net income or loss, and adjusted net income or loss per diluted share are defined in the segment tables at the end of this release and a reconciliation of such non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

All growth rate comparisons are in constant currency.

Americas

In the second quarter of 2023, Americas revenue of $8.6 million decreased 40% and adjusted net revenue of $8.3 million decreased 40% from the second quarter of 2022. EBITDA loss was $0.5 million in the second quarter of 2023 from EBITDA of $2.3 million in same period last year. Adjusted EBITDA decreased to breakeven in the second quarter of 2023 compared to adjusted EBITDA of $3.4 million in the same period last year.

Asia Pacific

Asia Pacific revenue of $28.4 million increased 1% and adjusted net revenue of $9.6 million increased 11% in the second quarter of 2023 compared to the same period in 2022. EBITDA was $2.1 million in the second quarter of 2023 compared to EBITDA of $2.3 million in the same period one year ago, and adjusted EBITDA was $2.5 million compared to adjusted EBITDA of $2.6 million in the second quarter of 2022.

Europe

Europe revenue in the second quarter of 2023 decreased 34% to $7.9 million and adjusted net revenue of $4.7 million increased 10% from the second quarter of 2022. EBITDA increased to $0.9 million in the second quarter of 2023 compared to EBITDA of $0.6 million in the same period one year ago. Adjusted EBITDA increased to $1.1 million in the second quarter of 2023 compared to adjusted EBITDA of $0.8 million in the second quarter of 2022.

Corporate Costs

In the second quarter of 2023, the Company's corporate costs were $1.0 million, approximately flat versus the prior year quarter. Corporate costs in the second quarter of 2023 and 2022 excluded non-recurring expenses of $0.2 million and $0.0 million, respectively.

Liquidity and Capital Resources

The Company ended the second quarter of 2023 with $23.0 million in cash, including $0.4 million in restricted cash. The Company generated $2.6 million in cash flow from operations during the second quarter of 2023 compared to generating $7.6 million of cash flow from operations in the second quarter of 2022. The Company also paid off its $1.3 million acquisition-related note in the second quarter.

Share Repurchase Program

In the second quarter of 2023, the Company repurchased 27,277 shares for $0.6 million and has now completed its $10 million common stock repurchase program. The company continues to view share repurchases as an attractive use of capital and authorized a new $5 million common stock repurchase program effective August 8, 2023.

NOL Carryforward

As of December 31, 2022, Hudson Global has $303 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Hudson Global common stock to 4.99%. Stockholders who wish to own more than 4.99% of Hudson Global common stock, or who already own more than 4.99% of Hudson Global common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

Conference Call/Webcast

The Company will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Free Dial-In Number: (833) 816-1383
•International Dial-In Number: (412) 317-0476

The archived call will be available on the investor information section of the Company's web site at hudsonrpo.com.

About Hudson Global
Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; rising inflationary pressures and interest rates; the adverse impacts of the coronavirus, or COVID-19 pandemic; the Company’s ability to successfully achieve its strategic initiatives; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company's operating results from quarter to quarter; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company's investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the ongoing COVID-19 pandemic and the Russian invasion of Ukraine conflict; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals, management, and advisors; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; and a material weakness in our internal control over financial reporting that could have a significant adverse effect on our business and the price of our common stock. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$44,897	$56,723	$87,969	$108,640

Operating expenses:
Direct contracting costs and reimbursed expenses	22,314	29,449	43,622	55,793
Salaries and related	17,393	19,221	34,871	37,482
Office and general	2,549	2,757	5,488	5,188
Marketing and promotion	932	1,079	1,913	2,034
Depreciation and amortization	354	337	702	661
Total operating expenses	43,542	52,843	86,596	101,158
Operating income	1,355	3,880	1,373	7,482
Non-operating income (expense):
Interest income, net	130	3	194	5
Other (expense) income, net	(50)	(9)	83	(58)
Income before income taxes	1,435	3,874	1,650	7,429
Provision for income taxes	857	781	718	1,317
Net income	$578	$3,093	$932	$6,112
Earnings per share:
Basic	$0.19	$1.02	$0.30	$2.04
Diluted	$0.18	$0.98	$0.30	$1.95
Weighted-average shares outstanding:
Basic	3,084	3,028	3,059	2,997
Diluted	3,138	3,146	3,130	3,132

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$22,638	$27,123
Accounts receivable, less allowance for expected credit losses of $102 and $51, respectively	27,462	26,270
Restricted cash, current	169	160
Prepaid and other	2,795	1,959
Total current assets	53,064	55,512
Property and equipment, net of accumulated depreciation of $1,086 and $950, respectively	555	673
Operating lease right-of-use assets	1,271	685
Deferred tax assets, net	1,792	1,475
Restricted cash	197	194
Goodwill	4,879	4,875
Intangible assets, net of accumulated amortization of $2,207 and $1,647, respectively	3,974	4,516
Other assets	14	12
Total assets	$65,746	$67,942
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,323	$1,678
Accrued salaries, commissions, and benefits	8,204	11,584
Accrued expenses and other current liabilities	7,812	6,273
Note payable – short term	—	1,250
Operating lease obligations, current	569	337
Total current liabilities	17,908	21,122
Income tax payable	—	81
Operating lease obligations	702	348
Other liabilities	452	599
Total liabilities	19,062	22,150
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 shares authorized; 3,889 and 3,823 shares issued; 2,823 and 2,794 shares outstanding, respectively	4	4
Additional paid-in capital	492,423	491,567
Accumulated deficit	(426,513)	(427,394)
Accumulated other comprehensive loss, net of applicable tax	(1,702)	(1,639)
Treasury stock, 1,066 and 1,029 shares, respectively, at cost	(17,528)	(16,746)
Total stockholders’ equity	46,684	45,792
Total liabilities and stockholders’ equity	$65,746	$67,942

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2023	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$8,569	$28,402	$7,926	$—	$44,897
Adjusted net revenue, from external customers (1)	$8,321	$9,581	$4,681	$—	$22,583
Net income					$578
Provision from income taxes					857
Interest income, net					(130)
Depreciation and amortization					354
EBITDA (loss) (2)	$(466)	$2,131	$851	$(857)	1,659
Non-operating expense (income), including corporate administration charges	223	363	41	(577)	50
Stock-based compensation expense	96	48	51	188	383
Non-recurring severance and professional fees	71	1	124	249	445
Compensation expense related to acquisitions (3)	112	—	—	—	112
Adjusted EBITDA (loss) (2)	$36	$2,543	$1,067	$(997)	$2,649

For The Three Months Ended June 30, 2022	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$14,415	$29,944	$12,364	$—	$56,723
Adjusted net revenue, from external customers (1)	$13,809	$9,174	$4,291	$—	$27,274
Net income					$3,093
Provision for income taxes					781
Interest income, net					(3)
Depreciation and amortization					337
EBITDA (loss) (2)	$2,291	$2,262	$551	$(896)	4,208
Non-operating expense (income), including corporate administration charges	123	321	136	(571)	9
Stock-based compensation expense	159	62	66	408	695
Non-recurring severance and professional fees	128	—	—	12	140
Compensation expense related to acquisitions (3)	664	—	—	—	664
Adjusted EBITDA (loss) (2)	$3,365	$2,645	$753	$(1,047)	$5,716

(1)    Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(3)    Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Six Months Ended June 30, 2023	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$17,841	$55,678	$14,450	$—	$87,969
Adjusted net revenue, from external customers (1)	$17,243	$18,040	$9,064	$—	$44,347
Net income					$932
Provision from income taxes					718
Interest income, net					(194)
Depreciation and amortization					702
EBITDA (loss) (2)	$(896)	$3,565	$1,295	$(1,806)	2,158
Non-operating expense (income), including corporate administration charges	339	604	66	(1,092)	(83)
Stock-based compensation expense	257	121	128	350	856
Non-recurring severance and professional fees	105	1	124	411	641
Compensation expense related to acquisitions (3)	225	—	—	—	225
Adjusted EBITDA (loss) (2)	$30	$4,291	$1,613	$(2,137)	$3,797

For The Six Months Ended June 30, 2022	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$29,026	$61,077	$18,537	$—	$108,640
Adjusted net revenue, from external customers (1)	$27,511	$17,387	$7,949	$—	$52,847
Net income					$6,112
Provision for income taxes					1,317
Interest income, net					(5)
Depreciation and amortization					661
EBITDA (loss) (2)	$4,705	$4,289	$698	$(1,607)	8,085
Non-operating expense (income), including corporate administration charges	335	580	252	(1,109)	58
Stock-based compensation expense	321	132	114	674	1,241
Non-recurring severance and professional fees	128	—	—	28	156
Compensation expense related to acquisitions (3)	1,411	—	—	—	1,411
Adjusted EBITDA (loss) (2)	$6,900	$5,001	$1,064	$(2,014)	$10,951

(1)    Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating (income) expense, stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(3)    Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
RECONCILIATION OF CONSTANT CURRENCY MEASURES
(in thousands) (unaudited)

The Company operates on a global basis, with the majority of its revenue generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The Company defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, adjusted net revenue, selling, general and administrative expenses ("SG&A"), other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. The Company’s management reviews and analyzes business results in constant currency and believes these results better represent the Company’s underlying business trends. The Company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended June 30,
	2023	2022
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Americas	$8,569	$14,415	$(31)	$14,384
Asia Pacific	28,402	29,944	(1,715)	28,229
Europe	7,926	12,364	(408)	11,956
Total	$44,897	$56,723	$(2,154)	$54,569
Adjusted net revenue (1)
Americas	$8,321	$13,809	$(30)	$13,779
Asia Pacific	9,581	9,174	(506)	8,668
Europe	4,681	4,291	(32)	4,259
Total	$22,583	$27,274	$(568)	$26,706
SG&A:(2)
Americas	$8,666	$11,440	$(94)	$11,346
Asia Pacific	7,029	6,546	(359)	6,187
Europe	3,757	3,600	(34)	3,566
Corporate	1,422	1,471	—	1,471
Total	$20,874	$23,057	$(487)	$22,570
Operating income (loss):
Americas	$(555)	$2,093	$(16)	$2,077
Asia Pacific	2,463	2,575	(144)	2,431
Europe	901	681	1	682
Corporate	(1,454)	(1,469)	—	(1,469)
Total	$1,355	$3,880	$(159)	$3,721
EBITDA (loss):
Americas	$(466)	$2,291	$(20)	$2,271
Asia Pacific	2,131	2,262	(129)	2,133
Europe	851	551	3	554
Corporate	(857)	(896)	—	(896)
Total	$1,659	$4,208	$(146)	$4,062

(1)Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.

HUDSON GLOBAL INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended June 30, 2023	Net Income	Outstanding	Share (1)
Net income	$578	3,138	$0.18
Non-recurring severance and professional fees (after tax)	445	3,138	0.14
Compensation expense related to acquisitions (after tax) (2)	112	3,138	0.04
Adjusted net income (3)	$1,135	3,138	$0.36

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended June 30, 2022	Net Income	Outstanding	Share (1)
Net income	$3,093	3,146	$0.98
Non-recurring severance and professional fees (after tax)	140	3,146	0.04
Compensation expense related to acquisitions (after tax) (2)	695	3,146	0.22
Adjusted net income (3)	$3,928	3,146	$1.25

(1)    Amounts may not sum due to rounding.

(2)    Represents compensation expense payable per the terms of the Coit acquisition, including a promissory note for $1.35 million payable over three years, and $500k of the Company's common stock vesting over 30 months, as well as earn out payments. In addition, in 2022 represents compensation expense payable in the form of a CFO retention payment per the terms of the Karani acquisition.

(3)    Adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as acquisition-related costs and non-recurring severance and professional fees after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.